SPONSORED RESEARCH AGREEMENT

This Agreement is made by and between Retrophin, Inc. ("Company") with offices at 777 Third Avenue, 22nd Floor, New York, NY 10017, and The Regents of the University of California, on behalf of its San Diego campus, having its office at 9500 Gilman Drive, La Jolla, CA  92093-0934, ("University").

WHEREAS, University is engaged in a research study funded by the National Institutes of Health (NIH), ########* (“Study”) and Company desires to financially supplement the Study and related research projects conducted by ########* at University (“Related Projects”), ########*

NOW, THEREFORE, the parties agree as follows:

1.           SCHEDULE – The Study and Related Projects shall be conducted in accordance with the statement of work attached hereto as Exhibit “A” and incorporated into this Agreement by this reference solely for the purpose of describing the scope of work to be performed under this Agreement.  The term of this Agreement shall begin on the date of last signature and is anticipated to be completed in approximately ########*, unless sooner terminated as herein provided.

2.           BUDGET - Company shall support the Related Projects by a grant of $1,540,000  Dollars ($1,540,000 USD). ########*.  If the Related Projects period is more than one year, the balance of any funds remaining at the end of any Related Projects year may be carried over to subsequent years during the period of the Agreement to support the Related Projects.

3.           PAYMENT - After execution of this agreement and receipt of an invoice from University, Company will issue payment in the amount of ########* within ########*.

Payment shall be made to "The Regents of the University of California" and sent to the following address:

The Regents of the University of California
Cashier’s Office
University of California, San Diego
9500 Gilman Drive
La Jolla, CA 92093-0009

University shall forward invoices to Company at the following address:

ATTN: Marc Panoff, CFO, Retrophin, Inc.
PHONE: 646-564-3671
FAX:  646-861-6485
E-MAIL: marc@ Retrophin.com

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

At least ########* prior to the beginning of each ########* thereafter, University will forward an invoice to Company in an amount equal to ########*. Company will submit payment to the address listed above, within the later of ########* after receipt of such invoice or ########* receipt of such invoice.

Company shall have ########* from the completion of the Related Projects to request that University provide a report of expenditures shown by major cost categories.

4.           PRINCIPAL INVESTIGATOR - The research is to be conducted by University under the direction of ########* ("Principal Investigator") who will be responsible for the direction of the Study and Related Projects, including all budgeting and revisions to the Budget, in accordance with applicable University policies.

5.           CONFIDENTIALITY - Subject to Clause 9 of this Agreement, it is the intent of the parties that neither party shall furnish any information considered confidential and/or proprietary by it and/or one or more third parties to the other party in connection with this Agreement.

Should Company deem it necessary to disclose information considered confidential and/or proprietary by it to University, it will be clearly marked by Company, in writing, as "Confidential Information" or the Company will advise University that such information is or shall be deemed to be confidential following delivery.  Except as required by law, University will maintain the confidentiality of, and not use, such confidential information except for purposes of the Study and Related Projects. This obligation does not apply to information that was known to University prior to its receipt from Company, or that is independently developed by the University, or becomes known at any time to third parties through no fault of University, or is required to be disclosed by law.  Such obligation of confidentiality shall be maintained for a period of ########* from the date of disclosure.

6.           RIGHTS IN DATA - University and Company recognize the traditional freedom of all scientists to publish and present promptly the results of their research. Therefore, ########*.

7.           USE OF NAME/PUBLICITY - It is agreed by each party that, except as required under applicable law or regulations (including, without limitation, disclosures, and filings required under securities laws and regulations) it will not under any circumstance use the name, logo, mark or image of the other party or its employees in any advertisement, press release or publicity with reference to this Agreement, without prior written approval of the other party.  California Education Code prohibits use of University’s names to suggest that University endorses a product or service.

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

8.           PUBLICATION - University shall have the right to publish the results of the work conducted by University under this Agreement to the extent such results do not contain Confidential Information of Company provided Company has the opportunity to review and comment on any proposed manuscripts describing said work at least ########* prior to their submission for publication.  University shall consider in good faith Company’s reasonable comments prior to publication. However, if such proposed manuscript contains patentable information, University will, at its option, either delete the patentable information and publish immediately, or withhold publication until the filing of patent applications on all such patentable inventions or up to ########*, whichever is earlier.

9.           PATENT RIGHTS - Title to inventions, developments or discoveries arising from research conducted under this Agreement or in connection with the Related Projects shall be determined in accordance with inventorship under United States Patent Law, Title 35 United States Code.  For purposes hereof, inventorship shall only be allocated to Company or University, and any individuals under the control or otherwise engaged by one party shall be deemed to be such party

a. Company Inventions - All rights to inventions or discoveries made solely by Company shall belong to Company and shall be disposed of in accordance with Company policy.

b. University Inventions - All rights to inventions or discoveries made solely by University shall belong to the University and shall be disposed of in accordance with University policy.

c. Joint Inventions - All rights to inventions or discoveries made jointly by University and Company shall be jointly-owned.

To the extent that the University has the legal right to do so (and the University shall in all cases use reasonable efforts to ensure that it has such rights) and subject to the rights of the U.S. government, the University shall offer to the Company, in accordance with the provisions of the following Clause, the option to negotiate a commercial, royalty-bearing license (the “Option”) under any University Inventions conceived and first reduced to practice in connection with the performance of research under this Agreement or the Related Projects.

########*

10.           INDEMNIFICATION - Company agrees to defend, indemnify and hold University harmless from and against any and all liability, loss,  expense, reasonable attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from breach of this Agreement or the negligent or intentional acts or omissions of Company, its officers, agents or employees.

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

University agrees to defend, indemnify and hold Company harmless from any claim, liability, loss, expense, reasonable attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from breach of this Agreement or the negligent or intentional acts or omissions of University, its officers, agents, or employees.

11.           SUPPLIES AND EQUIPMENT - In the event that University purchases equipment hereunder, title to such equipment shall vest in University.

12.           EXCUSABLE DELAYS - In the event of a delay caused by inclement weather, fire, wildfire, earthquake, flood, strike or other labor dispute, act of God, military activity, act of governmental officials or agencies, or any other cause beyond the control of University, University shall be excused from performance hereunder for the period of time attributable to such delay, which may extend beyond the time lost due to one or more of the causes mentioned above.  In the event of any such delay, this Agreement may be revised by changing the Budget, performance period and other provisions, as appropriate, by mutual agreement of the parties.

13.           NOTICE - Whenever any notice is to be given hereunder, it shall be in writing and sent to the following address:

University:	Attn: Contract and Grant Officer Office of Contract and Grant Administration University of California, San Diego La Jolla, CA 92093-0934

for express mail:	use 10300 North Torrey Pines Road La Jolla, CA 92037

Company:
Retrophin, Inc.
777 Third Avenue, Suite 22
New York, New York 10017
Attn: Marc Panoff, Chief Financial Officer
Facsimile Number: 646-861-6485

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attn: Evan L. Greebel, Esq.
Facsimile Number: 212-894-5883

14.           TERMINATION - This Agreement may be terminated by either party for material breach by the other party ########*.  In addition, this Agreement may be terminated by either party upon the giving of sixty (60) days prior written notice to the other party.  Written notice shall be directed to the appropriate individual named in Clause 13 ("Notice") of this Agreement. Upon the giving of notice of termination by either party, ########* .  In the event of termination by Company pursuant to the second sentence hereof or by the University due to Company’s uncured breach, ########* .  Upon the giving of notice of termination by University, as of the effective termination date, ########* .

15.           WARRANTIES - ALL MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

16.           Compliance with Federal Securities Laws.  University hereby acknowledges that it is aware, and will advise each of its employees, agents or consultants who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who or that has received from, or about, the Company material, non-public information from purchasing or selling securities of Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

[Signatures on next page]

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA		RETROPHIN, INC.

By:	/s/ Chris Loryman	By:	/s/ Martin Shkreli
	(signature)		(signature)

Name:	Chris Loryman	Name:	Martin Shkreli
Title:	Contract Manager	Title:	Chief Executive Officer

Date:	December 12, 2013	Date:	December 12, 2013

Exhibit A:  Statement of Work
UCSD Research Proposal for Translational Studies of Oxytocin

########* [2 pages omitted]

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

       Exhibit B: Budget
UCSD Research Proposal for Translational Studies of Oxytocin

########* [2 pages omitted]

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.